Exhibit 10.1

EXECUTION VERSION

RESIGNATION AND SUCCESSOR AGENT AGREEMENT

     This RESIGNATION AND SUCCESSOR AGENT AGREEMENT (this “Agreement”), dated as of July 19, 2010, is entered into by and among CITICORP NORTH AMERICA, INC.

(“CNAI”), in its capacity as successor Administrative Agent under the Credit Agreement described below (in such capacity, the “Successor Agent”), WELLS FARGO BANK, N.A.

(“Wells Fargo”), in its capacity as existing and resigning Administrative Agent under the Credit Agreement (in such capacity, the “Resigning Agent”), and AMERICAN CAPITAL, LTD. (the “Borrower”).

     WHEREAS, the Borrower, the lenders listed therein (the “Lenders”) and Wells Fargo, as Administrative Agent, entered into the Amended and Restated Credit Agreement, dated as of June 28, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Credit Agreement;

     WHEREAS, the Resigning Agent desires to resign as Administrative Agent under the Credit Agreement and the other Credit Documents in accordance with Section 8.9 of the Credit Agreement;

     WHEREAS, pursuant to Section 8.9 of the Credit Agreement, the Lenders have agreed that, if the Borrower shall request that CNAI agree to act as successor Administrative Agent and CNAI shall agree to act in such role, then CNAI shall succeed as Administrative Agent thereunder;

     WHEREAS, Borrower has requested that CNAI act as the successor Administrative Agent under the Credit Agreement and the other Credit Documents, and CNAI has agreed to act in such role, all on the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Resignation and Appointment of Agent. Pursuant to and in accordance with

Section 8.9 of the Credit Agreement, (a) Wells Fargo hereby resigns as Administrative Agent under the Credit Agreement and the other Credit Documents, (b) the Borrower hereby requests that the Successor Agent act as the successor Administrative Agent under the Credit Documents and (c) the Successor Agent hereby accepts the appointment to act as successor Administrative Agent under the Credit Documents and agrees to serve as Administrative Agent under the Credit Documents; in each case, effective as of the Effective Date (as defined below). Each of the parties hereto agrees to execute all other documents, if any, reasonably necessary to evidence the resignation of the Resigning Agent and the appointment of the Successor Agent as the successor Administrative Agent.

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     2. Rights, Duties and Obligations. As of the Effective Date, the Successor Agent is hereby vested with all the rights, powers, privileges and duties of the Administrative Agent under the Credit Agreement and the other Credit Documents, and the Successor Agent assumes from and after the Effective Date the obligations, responsibilities and duties of the Administrative Agent under the Credit Agreement and the other Credit Documents, all in accordance with the terms of the Credit Documents. As of the Effective Date, the Resigning Agent is discharged from all of its duties and obligations as the Administrative Agent under the Credit Documents. Nothing in this Agreement shall affect the continued validity of the provisions of any Credit Document (including, without limitation, Article VIII and Section 9.5 of the Credit Agreement) in respect of any actions taken or omitted to be taken by the Resigning Agent or any of its Affiliates, employees, agents, officers, directors and subagents (“Indemnitees”) while the Resigning Agent was acting as Administrative Agent, which shall continue in effect for the benefit of the Resigning Agent and the other Indemnitees. The Borrower expressly agrees and acknowledges that (a) the Successor Agent is not assuming any liability for any claims under or related to the Credit Documents that may have arisen or accrued prior to the Effective Date, and, in furtherance of the foregoing, it is hereby understood and agreed that all of the indemnities, exculpations and other protections and privileges afforded to the Administrative Agent under the Credit Documents shall apply to the Successor Agent with respect to any and all matters arising thereunder, regardless of whether they arose before, on or after the Effective Date, and (b) the Resigning Agent is entering into this Agreement in its capacity as Administrative Agent, shall be entitled to the benefits of all of the provisions of the Credit Agreement and the other Credit Documents with respect thereto and, starting on the Effective Date, shall have no continuing responsibility with respect to its duties as Administrative Agent as provided in the Credit Documents.

     The Successor Agent acknowledges that in acting as the Administrative Agent under the Credit Documents, it shall also act as the “Credit Agreement Representative” for purposes of the Collateral Trust Agreement and the other Credit Documents.

     3. Representation. The Resigning Agent hereby represents that to its knowledge as of the Effective Date:

     (a) Current Lenders. The list of the Lenders and the outstanding principal amount of the Loans owing to each such Lender under the Credit Agreement delivered by the Resigning Agent to the Successor Agent is the same list that is on record with the Resigning Agent and, solely to the extent that all Lenders have notified the Resigning Agent of all applicable assignments, are, to the Resigning Agent’s best knowledge, accurate.

     (b) Interest Period. Schedule I sets forth each Interest Period outstanding as of July 16, 2010 and the principal amount of the Loans subject to such Interest Period.

     (c) Credit Documents. Schedule II is a list of the Credit Documents delivered to the Successor Agent as of the Effective Date.

     4. Covenants of Resigning Agent. The Resigning Agent covenants and agrees that it will, in each case at the expense of the Borrower in accordance with Section 9.5 of the Credit Agreement and as further provided for herein: (a) use commercially reasonable efforts to deliver,

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or cause to be delivered, promptly to the Successor Agent, copies of any written notices, financial statements and other written requests delivered by the Borrower, in accordance with the notice provisions in Section 9.2 of the Credit Agreement, to the Resigning Agent under Sections 5.1, 5.2, 5.6 and 5.7 of the Credit Agreement, which are received by the Resigning Agent on or after the Effective Date, in each case to the extent the Resigning Agent has not received notice that any such notice, statement or request has already been delivered to the Lenders, provided that the failure of the Resigning Agent to so deliver, or cause to be delivered, any such notice referred to in this clause (a) shall not be a breach of this Agreement or result in any liability of the Resigning Agent to the Successor Agent, the Borrower, the Lenders or any other Person and (b) use commercially reasonable efforts, at Borrower’s sole expense, to take actions reasonably requested by the Successor Agent to facilitate the transfer of information to the Successor Agent in connection with the Credit Documents. The Successor Agent acknowledges that the

Resigning Agent has, as of the Effective Date, caused to be delivered to the Successor Agent the documents described in clause (c) of Section 3. It is the intention and understanding of the Resigning Agent and the Successor Agent that any exchange of information under this Section 4 that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”) (i) will not waive any applicable privilege, doctrine or rule of protection from disclosure, (ii) will not diminish the confidentiality of the Privileged Information and (iii) will not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Agent or the Successor Agent.

     5. Schedules; Register. The parties hereto acknowledge and agree that the Successor Agent has not made an independent investigation as to the completeness or accuracy of the schedules attached hereto and the information contained herein or therein, and the Successor Agent may conclusively rely thereon for all purposes under the Credit Agreement; additionally, the Register that the Successor Agent shall maintain and update going forward is the Register delivered by the Resigning Agent to the Successor Agent on the Effective Date.

6. Successor Agent’s and Resigning Agent’s Fees and Expenses. (a) On the

Effective Date and, thereafter, on each anniversary of the Closing Date, the Borrower shall pay to the Successor Agent the administrative fee referred to in Section 2.3(a) of the Credit Agreement, which fee shall be fully earned and non-refundable when paid, and (b) on and after the Effective Date, the Resigning Agent shall cease to be entitled to receive the administrative agent fees provided by that certain fee letter, dated as of May 16, 2007, to the Borrower from Wachovia Bank, National Association and Wachovia Capital Markets, LLC (the “Existing Agent Fee Letter”) or provided for in Section 2.3(a) of the Credit Agreement (but shall, and its Indmnitees shall, be entitled to retain the administrative agent fee paid to it on the Closing Date pursuant to Section 2.3(a)), provided that the Resigning Agent shall remain entitled to receive any accrued and unpaid administrative agent fees and expenses owed to it on or prior to the Effective Date pursuant to the Existing Agent Fee Letter. All provisions of the Credit

Agreement providing for the payment of fees and expenses of, and providing indemnities for the benefit of, the Resigning Agent shall remain in full force and effect for the benefit of the Successor Agent. In accordance with Section 9.5 of the Credit Agreement, the Borrower agrees to pay the out-of-pocket costs and expenses of the Resigning Agent and the Successor Agent (including, without limitation, the legal fees and out-of-pocket expenses) incurred by the Resigning Agent and the Successor Agent, respectively, in connection with (i) the negotiation, preparation, execution, delivery and performance of this Agreement and any related documents,

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agreements or actions, and (ii) any transactions contemplated hereby. Additionally, the Borrower agrees to pay the out-of-pocket costs and expenses of the Resigning Agent (including, without limitation, the legal fees (limited to one outside counsel) and out-of-pocket expenses) incurred (after the Effective Date) by the Resigning Agent in connection with any further actions by the Resigning Agent that are necessary or reasonably requested to effect the Successor Agent’s appointment as Administrative Agent, and to obtain or preserve the full benefits of the Security Documents and the rights and powers granted therein; provided that, after the Effective Date, the Resigning Agent may request that any fees pursuant to this sentence be paid in advance before taking any further action.

7. Amendments to Credit Documents. The Borrower, the Resigning Agent and the

Successor Agent hereby agree and acknowledge that, from and after the Effective Date:

     (a) General. The Successor Agent shall be, and shall be deemed to be, the Administrative Agent under the Credit Agreement and the other Credit Documents. In furtherance of the foregoing, all defined terms referencing Wells Fargo as the Administrative Agent in the Credit Agreement and the other Credit Documents shall be deemed to reference the Successor Agent as the Administrative Agent thereunder.

     (b) Amendment to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is amended to delete the address for Wells Fargo as Administrative Agent and replace it with the following address for the Successor Agent as Administrative Agent:

Citicorp North America, Inc. c/o Citi Investor Relations 1615 Brett Road New Castle, DE 19720 Attention: Global Loans Support P: 302-894-6010 F: 212-994-0961 global.loans.support@citi.com

It is understood that each of the foregoing amendments to the Credit Documents is to be effective from and after the Effective Date.

     8. Entire Agreement; Amendments. This Agreement states the entire agreement between the parties hereto and supersedes all prior agreements, written or verbal, between the parties hereto, in each case with respect to the subject matter hereof, and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto. No term of this Agreement may be waived, modified or amended except in a writing signed by the party against whom enforcement of the waiver, modification or amendment is sought.

     9. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

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     10. Submission To Jurisdiction. Notwithstanding Section 9.14 of the Credit Agreement, each party hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in New York City, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid and addressed as set forth in Section 9.2 of the Credit Agreement, as amended hereby;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law;

     (e) agrees that a final judgment in any such legal action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and

     (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10 any special, exemplary, punitive or consequential damages.

11. WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13. Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

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14.	References to and Effect on the Credit Documents.

(a) Except as specifically modified by this Agreement, the Credit Agreement and the other Credit Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) Upon the execution and delivery of this Agreement by the Resigning Agent, the Successor Agent and the Borrower, this Agreement shall be considered to be a Credit Document, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Agreement.

     (c) The Resigning Agent and the Successor Agent expressly reserve all of their rights and remedies under the Credit Agreement, the other Credit Documents, and applicable law.

     15. Counterparts and Electronic Delivery. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Agreement by facsimile or electronic mail (including .pdf form), and such facsimile or electronic mail signatures shall be deemed to be the same as original signatures.

     16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

     17. Conditions Precedent to Effectiveness. This Agreement shall be effective on the date (the “Effective Date”) upon the satisfaction of the following conditions precedent:

     (a) each of the parties hereto shall have delivered to the Successor Agent executed counterparts of this Agreement; and

     (b) the Successor Agent shall have received, by wire transfer of immediately available funds, the initial administrative fee referred to in Section 6(a) of this Agreement in the amount of $50,000.

[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

WELLS FARGO BANK, N.A as Resigning Agent

By:	/s/ Mike Romanzo
	Name:	Mike Romanzo, CFA
	Title:	Director

[Signature Page to Resignation and Successor Agent Agreement]

CITICORP NORTH AMERICA, INC., as Successor Agent

By:	/s/ Christian Anderson
	Name:	Christian Anderson
	Title:	Vice President

[Signature Page to Resignation and Successor Agent Agreement]

AMERICAN CAPITAL, LTD.
as Borrower

By: /s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President, General Counsel	and
Secretary

[Signature Page to Resignation and Successor Agent Agreement]

SCHEDULE I
LOAN STATUS

Pricing Option	Outstanding Principal	Interest	Reprice Date	Interest
	Amount ($USD)	Period		Rate

Libor	92,209,621.31	1 month	July 28, 2010	8.50%

Libor	92,209,621.30	2 month	August 31, 2010	8.50%

Libor	92,209,621.31	3 month	September 28, 2010	8.50%

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SCHEDULE II CREDIT DOCUMENTS

1.	Amended and Restated Credit Agreement, dated as of June 28, 2010, among American Capital, Ltd., as the Borrower, the lenders listed therein, Wells Fargo Bank, N.A., as administrative agent, Wells Fargo Securities, LLC, as sole bookrunner and as joint lead arranger and J.P. Morgan Securities Inc., as joint lead arranger.

2.	Security Agreement, dated as of June 28, 2010, made by American Capital, Ltd. in favor of U.S. Bank National Association, as collateral trustee.

3.	Grant of Security Interest in Trademark Rights, effective as of June 28, 2010, made by American Capital, Ltd. in favor of U.S. Bank National Association, as Collateral Trustee.

4.	Control agreements listed below: Securities Account Control Agreements

	a)	Securities Account Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Deutsche Bank Alex. Brown, a division of Deutsche Bank Securities Inc., as securities intermediary

	b)	Notification and Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Wells Fargo Bank, N.A., as securities intermediary

	c)	Notification and Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Wells Fargo Securities, LLC, as securities intermediary

	d)	Pledged Collateral Account Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Oppenheimer Trust Company, as securities intermediary Deposit Account Control Agreements

	a)	Blocked Account Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and U.S. Bank National Association, as depositary bank

	b)	Blocked Account Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and JPMorgan Chase Bank, N.A., as depositary bank

	c)	Clearing Account Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Capital One, N.A., as depositary bank

	d)	Account Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Capital One, N.A., as depositary bank

	e)	Deposit Account Control Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Wells Fargo Bank, National Association, as depositary bank

	f)	Documents relating to the HSBC accounts

		a.	Deed of Account Charge, dated June 28, 2010, created by American Capital, Ltd., as the Chargor, in favour of U.S. Bank National Association, as Collateral Trustee

		b.	Notice of Charge to Bank from American Capital, Ltd. to HSBC Bank plc

Bailee Letters

a)	Collateral Access Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and PNC Bank, National Association, as custodian

b)	Collateral Access Agreement, dated as of June 28, 2010, among the Company, the Collateral Trustee and Wells Fargo Bank, N.A., as custodian

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5.	Collateral Trust and Intercreditor Agreement, dated as of June 28, 2010, among American Capital, Ltd., Wells Fargo Bank, N.A., as Credit Agreement Representative, Wilmington Trust FSB, as Public Note Representative and U.S. Bank National Association, as Collateral Trustee.

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